Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of September 30, 2014, by and among JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC (f/k/a Wells Fargo Foothill, LLC), a Delaware limited liability company, as administrative agent (in such capacity “Agent”) and as a Lender. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (defined below).

RECITALS

WHEREAS, Borrower, Agent, and Lenders have entered into that certain Credit Agreement, dated as of February 7, 2008 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, on the terms and subject to the conditions set forth herein, the Borrower, Agent and Lenders have agreed to amend the Credit Agreement as more fully described below;

NOW THEREFORE, in consideration of the foregoing, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Agent and Lenders hereby agree as follows:

SECTION 1. Amendment. Subject to the satisfaction of the conditions set forth in Section 2 below and in reliance on the representations and warranties set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) The penultimate sentence of Section 2.4(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Immediately after giving effect to any such prepayment, Agent shall recalculate the Borrowing Base to reflect that such sale or disposition has occurred.

(b) Section 2.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.8.	Crediting Payments.

The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 2:00 p.m. (Georgia time). If any payment item is received into the Agent’s Account on a non-Business Day or after 2:00 p.m. (Georgia time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

(c) Reference to the date “July 15, 2016” set forth in Section 3.3 of the Credit Agreement is hereby deleted and the date “July 15, 2019” is inserted in lieu thereof.

(d) The second sentence of Section 4.4 of the Credit Agreement is hereby deleted in its entirety.

(e) Section 5.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.9.	Location of Inventory.

Keep Borrower’s and its Domestic Subsidiaries’ Inventory only at the locations identified on Schedule E-1 and their chief executive offices only at the locations identified on Schedule 4.7(b); provided, however, that Borrower may amend Schedule E-1 or Schedule 4.7(b) so long as such amendment occurs by written notice to Agent not less than 10 Business Days prior to the date on which such Inventory is moved to such new location or such chief executive office is relocated, so long as such new location is in the continental United States.

(f) Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.10.	Distributions.

Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower’s Stock, of any class, whether now or hereafter outstanding; provided, that, Borrower may make up to two dividends and distributions on its Stock, or purchase, acquire, redeem or retire its Stock in any fiscal year so long as (x) the aggregate amount of such dividends, distributions, purchases, acquisitions, redemptions and retirements made in any fiscal year do not exceed $25,000,000 in the aggregate and (y) immediately before and after giving effect to the making of any such dividend, distribution, purchase, acquisition, redemption or retirement, (i) no Default or Event of Default shall have occurred and be continuing and (ii) Excess Availability shall exceed $30,000,000.

(g) Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.15.	[Reserved].

(h) Section 6.16(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Fixed Charge Coverage Ratio. Have, on any date on which Average Excess Availability is less than $25,000,000, a Fixed Charge Coverage Ratio, measured on a trailing 12-month-end basis on the last day of each fiscal month of the Borrower, less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
1.0:1.0	For the trailing 12 months ending on the last day of the then most-recently ended fiscal month of the Borrower and the last day of each fiscal month thereafter until such time as Average Excess Availability is equal to or greater than $25,000,000 for three consecutive fiscal months

(i) Section 6.16(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) [Reserved].

(j) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the following defined terms to read in their entirety as follows:

‘Base Rate Margin’ means, as of any date of determination, the following percentages per annum, based upon Average Margin Availability:

Level	Average Margin Availability	Base Rate Margin
I	<$20,000,000	1.00%
II	>$20,000,000 but < $30,000,000	0.75%
III	>$30,000,000	0.50%

After the Sixth Amendment Effective Date, the Base Rate Margin shall be adjusted in accordance with the foregoing on the first day of each calendar month.

‘Collateral’ means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents; provided, that, Collateral shall not include Equipment.

‘L/C Margin’ means, as of any date of determination, the following percentages per annum, based upon Average Margin Availability:

Level	Average Margin Availability	L/C Margin
I	<$20,000,000	2.00%
II	>$20,000,000 but < $30,000,000	1.75%
III	>$30,000,000	1.50%

After the Sixth Amendment Effective Date, the L/C Margin shall be adjusted in accordance with the foregoing on the first day of each calendar month.

‘LIBOR Rate Margin’ means, as of any date of determination, the following percentages per annum, based upon Average Margin Availability:

Level	Average Margin Availability	LIBOR Rate Margin
I	<$20,000,000	2.00%
II	>$20,000,000 but < $30,000,000	1.75%
III	>$30,000,000	1.50%

After the Sixth Amendment Effective Date, the LIBOR Rate Margin shall be adjusted in accordance with the foregoing on the first day of each calendar month.

(k) Clause (i) of the defined term “Borrowing Base” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) [Reserved], minus

(l) Schedule 1.1 to the Credit Agreement is hereby amended by deleting the defined term “Eligible Equipment” in its entirety.

(m) Clause (e) of the defined term “Permitted Acquisition” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) Borrower shall have Availability plus Qualified Cash in an amount equal to or greater than $20,000,000 after giving effect to the consummation of the proposed Acquisition; provided, that, for purposes of this clause (e), the calculation of Availability shall include Accounts and Inventory acquired by the Borrower pursuant to such Acquisition only to the extent that such Accounts and Inventory constitute Eligible Accounts and Eligible Inventory, respectively,

(n) Reference to the figure “$50,000,000” set forth in clause (j) of the defined term “Permitted Acquisition” set forth in Schedule 1.1 to the Credit Agreement is hereby deleted and reference to the figure “$100,000,000” is inserted in lieu thereof.

(o) Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following defined terms in alphabetical order:

‘Sixth Amendment’ means the certain Sixth Amendment to Credit Agreement, dated as of September 30, 2014, by and among the Borrower, the Agent and each Lender party thereto.

Sixth Amendment Effective Date’ means September 30, 2014.

(p) Clause (m) of Schedule 5.3 to the Credit Agreement is hereby amended and restated in its entirety as follows:

(m) [Reserved].

(q) Each of the schedules attached hereto hereby amend and restate the corresponding schedule to the Credit Agreement in its entirety.

SECTION 2. Conditions Precedent. This Amendment shall become effective when (i) the Agent shall have received duly executed counterparts of this Amendment from the Borrower and the Lenders and the Agent shall have executed and delivered its counterpart to this Amendment and Agent shall have received each of the additional documents, instruments and agreements listed on the Closing Checklist attached hereto as Exhibit A, each in form and substance reasonably acceptable to Agent, (ii) the Agent shall have received from Borrower duly executed counterparts to the amended and restated Fee Letter executed and executed and delivered its signed counterpart to the Borrower, and (iii) the Agent shall have received in immediately available funds all fees owing under the amended and restated Fee Letter.

SECTION 3. Reference to and Effect Upon the Credit Agreement.

(a) Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

(b) The amendment set forth herein is effective solely for the purpose set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver of or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver of or otherwise prejudice any right, power or remedy that Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute an amendment or waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof’ and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

SECTION 4. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:

(a) All representations and warranties of Borrower and its Subsidiaries contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if made on and as of such date, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date);

(b) No Default or Event of Default has occurred and is continuing; and

(c) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

SECTION 5. Costs and Expenses. As provided in Section 17.10 of the Credit Agreement, Borrower shall pay all costs and expenses incurred by or on behalf of Agent and Lenders arising from or relating to this Amendment constituting Lender Group Expenses.

SECTION 6. GOVERNING LAW. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JOHN B. SANFILIPPO & SON, INC.,
a Delaware corporation

By:	/s/ Michael J. Valentine
Title:	Chief Financial Officer

Signature Page to Sixth Amendment to Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC
(f/k/a Wells Fargo Foothill, LLC), a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Matt Mouledous
Title:	Vice President

SOUTHWEST GEORGIA FARM CREDIT,
ACA for itself and as agent/nominee for Southwest
Georgia Farm Credit, FLCA as a Lender

By:	/s/ Paxton Poitevint
Title:	Vice President

Signature Page to Sixth Amendment to Credit Agreement